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As filed with the Securities and Exchange Commission on November 29, 2001

Registration No. 333-69176

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM SB-2 - FIRST AMENDMENT

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REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______AI SOFTWARE INC.______
(Exact name of registrant as specified in its charter)

NEVADA	7372	98-0351734
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

AI SOFTWARE INC. 1030 W. Georgia Street, Suite 1208 Vancouver, B.C., Canada V6E 2Y3 (604) 662-7900___________________ (Address, Zip Code and Telephone Number of Principal Executive Offices)	Robert Paul Turner, Esq. Sutton Law Center 699B Sierra Rose Drive Reno, Nevada 89511 (775) 824-0300____________________ (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock:	2,000,000	$0.10	$200,000	$100

[1] Estimated solely for purposes of calculation the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

AI SOFTWARE INC.
SHARES OF COMMON STOCK
No Minimum - 2,000,000 Maximum
Prior to this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

John Carl Guterres, one of our officers and directors, will be the only person offering or selling our shares.

Investing in our common stock involves certain risks. See "Risk Factors" starting at page 6.
	Price Per Share	Aggregate Offering Price	Maximum Net Proceeds to Us
Common Stock	$0.10	$200,000	$175,000

There is no minimum number of shares that has to be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table. If we do not raise at least $68,500 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

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All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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The date of this prospectus is _________________, 2001.

TABLE OF CONTENTS

Page No.

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SUMMARY OF PROSPECTUS	5
RISK FACTORS	6
RISKS ASSOCIATED WITH OUR COMPANY	6
RISKS ASSOCIATED WITH THIS OFFERING	12
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	16
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING	18
BUSINESS	20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	27
MANAGEMENT	31
EXECUTIVE COMPENSATION	34
PRINCIPAL STOCKHOLDERS	35
DESCRIPTION OF SECURITIES	36
CERTAIN TRANSACTIONS	37
LITIGATION	38
EXPERTS	38
LEGAL MATTERS	38
FINANCIAL STATEMENTS	F-1

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SUMMARY OF OUR OFFERING

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information About Our Company

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We are a start-up software development company. We have no assets or business operations. We have only just commenced the development of our first artificial intelligence (AI) software program that we have called "Randomix." Artificial intelligence is the field of computer science concerned with the concepts and methods of symbolic inference by computers. AI can be seen as an attempt to model certain aspects of human thought on computers. The Randomix program is being designed for use in a variety of ways on the Internet. Randomix focuses on the recognition of patterns by analysing certain data which is provided by the computer user. The program identifies trends or other relevant data matching the criteria which are entered into the computer by the user . The program is intended for application in a domain name creation engine to facilitate the increasingly difficult selection of suitable domain names. A domain name creation engine is a mechanism used to generate potential web site names for a computer user who has provided certain guidelines or information out of which the potential names are to be created. The Randomix program may also be used in the creation of a computer engine to automatically create and select character names for role-playing game sites once the computer user enters in certain information. See the "Business" section for a more detailed description of our proposed plan for developing our software.

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On July 9, 2001 we issued a total of 2,500,000 shares of common stock to John Carl Guterres and Harvey M.J. Lawson, our officers and directors, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Our administrative office is located at 1030 W. Georgia St., Suite 1208, Vancouver, British Columbia, Canada V6E 2Y3, telephone (604) 662-7900 and our registered statutory office is located at 502 East John Street, Carson City, Nevada, 89706. Our fiscal year end is June 30.

The Offering

Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the offering" in this prospectus for a more detailed description of the terms of the offering.

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Maximum possible net proceeds to our company	Up to $175,000
Use of proceeds	We will use the proceeds to pay for the development and marketing of our first artificial intelligence software algorithm, Randomix. See "Use of Proceeds."
Number of shares outstanding Before the offering	2,500,000
Maximum possible number of shares outstanding After the offering	4,500,000

We will sell the shares in this offering through John Carl Guterres, one of our officers and directors. Mr. Guterres intends to offer the shares through advertisements and investment meetings and to friends of our officers and directors.

There is no minimum number of shares that have to be sold in this offering and the shares will be sold on a best efforts basis only. If we do not raise at least $68,500 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

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There is no public trading market for any of our securities. We are not listed for trading on any exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

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There is no common equity subject to outstanding options or warrants to purchase, or securities convertible into, common equity.

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There are currently issued and outstanding 2,500,000 shares of common equity held by our directors and officers that could be sold pursuant to Rule 144 under the Securities Act after this registration statement is declared effective.

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The amount of common equity that is being offered pursuant to this registration statement is up to 2,000,000 shares of common equity.

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RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

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RISKS ASSOCIATED WITH OUR COMPANY:

1. We need financing from this offering to finish the development and marketing of Randomix and to implement our proposed business plan. If we do not raise at least $68,500 we will not be able to continue our proposed operations and you will lose your entire investment.

We need financing from this offering to complete the development of Randomix and to implement our proposed business plan. If we are unable to raise at least $68,500 we will not be able to undertake our proposed business operations and you will lose your entire investment. In addition, we may:

incur unexpected costs in completing the development of Randomix or encounter unexpected technical or other difficulties;

incur delays and additional expenses as a result of technology failure;

be unable to create a substantial market for our software products; or

incur significant and unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans. We will depend exclusively on outside capital to pay for the development and marketing of our software programs, including Randomix. Such outside capital may include borrowing. Capital may not be available to meet these continuing development costs or, if the capital is available, it may be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we were unable to obtain financing in the amounts required our proposed business will fail and you will lose your entire investment.

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2. Our auditors have issued a going concern opinion because we may not be able to achieve our objectives and we may have to suspend or cease our proposed operations as a start-up software development company entirely.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue with our proposed business operations as a start-up software development company for the next twelve months. We believe that if we do not raise at least $68,500 from our offering, we may have to suspend or cease our operations of software development within four months.

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3. We have no operating history as a software development company and have maintained losses since inception which we expect to continue into the future.

We were incorporated in May 2001 and only just recently commenced development of our first and only artificial intelligence software algorithm called Randomix. We have not realized any revenues to date. We have no operating history as a software development company or at all upon which an evaluation of our future success or failure can be made. Our net loss since inception is $19,285. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

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the performance of our software developer

our ability to develop and successfully market our software

our ability to generate ongoing revenues

our ability to reduce development and marketing costs

our ability to compete with more established software development companies

Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the research, development and marketing of software. We may fail to generate revenues in the future. Failure to generate revenues will cause us to go out of business.

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4. If we are unable to successfully develop and market our utility software products, including Randomix, we will go out of business.

Our ability to successfully develop, produce and sell our software programs and to eventually generate operating revenues depends on our ability to successfully develop and market our utility software products, including Randomix. Given that we have no operating history, no revenues and only losses to date, we may not be to achieve any of this goal and we may never develop a sufficiently large customer base to be profitable. If this occurs we will go out of business.

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5. If we are unable to successfully continue to enhance our software products to keep pace with changes in technology we will go out of business.

Our ability to successfully develop, produce and sell our software programs and to eventually generate operating revenues depends on our ability to successfully continue to enhance our software products to keep pace with changes in technology and changes demanded by users of such software products. Given that we have no operating history, no revenues and only losses to date, we may not be to achieve this goal and if this occurs then we will go out of business.

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6. If we are unable to obtain the necessary financing to implement our business plan we will go out of business.

Our ability to successfully develop, produce and sell our software programs and to eventually generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be to achieve this goal and if this occurs then we will go out of business.

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7. Unless we can establish significant sales of Randomix, we will have no ability to generate revenues and you will lose your investment.

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We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our one software program, Randomix. We expect that this product and its extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. Broad market acceptance of this software program is, therefore, critical to our future success and our ability to generate revenues. Failure to achieve broad market acceptance of this software program, as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend on the successful introduction and market acceptance of this software program, and on the development, introduction and market acceptance of any enhancements. There can be no assurance that we will be successful in marketing this software program or any new software programs, applications or enhancements, and any failure to do so would significantly harm our business.

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8. We have not competed development of Randomix and we have no contracts for the sale of Randomix if and when its development is completed. If we are unable to complete the development of Randomix and sell Randomix if and when it is completed we will not be able to generate revenues and you will lose your investment.

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We have not completed the development of our first software program Randomix. The success of our proposed business will depend on its completion and the acceptance of our products by the computer and technology industry, including businesses and the general public. Achieving such acceptance will require significant marketing investment. Randomix and any other software programs we develop may not be accepted by the computer and technology industry at sufficient levels to support our operations and build our business. If Randomix and any other software programs that we develop are not accepted by the computer technology industry our proposed business will fail.

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9. We will be dependent on resellers and distributors for the sale of Randomix and any future proposed software products, if any, that we develop. If we are unable to open any distribution channels for our software products we will not be able to generate revenues and you will lose your investment.

We will be dependent on resellers and distributors for the sale of Randomix and any future proposed software products, if any, that we develop. Currently we have no distribution or reseller agreements to distribute and/or bundle our software programs and we may never get any. If we do not obtain any agreements with distributors or resellers for the sale of Randomix we will go out of business and you will lose your entire investment.

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10. Even if we are able to arrange resellers and distributors for our software products, we may not be able to deliver any software programs to them in a timely manner and they may be unable to sell any of our products.

Even if we are able to arrange contracts for the resale and distribution of our proposed software products, including Randomix, we may not be able to deliver any software programs to the resellers or distributors in a timely manner and these companies may not be able to sell our software programs in volumes anticipated by us. If the resellers and distributors are unable to sell our software programs in sufficient volumes then we will go out of business and you will lose your investment.

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11. We have no experience in marketing our proposed software programs through distributors and resellers and we will have no control over them.

We have no experience in marketing our proposed software programs through distributors and resellers and we will have little, if any, control over any such third-party distributors. We may not be successful in our efforts to generate revenue from these distribution channels. Any such failure would result in us having expended significant resources with little or no return on our investment, which would significantly harm our proposed business.

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12. Even though we will treat our software programs as proprietary, Randomix is not protected by any patents and accordingly, if we are unable to protect our intellectual property rights, our proposed business will fail.

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Although we intend to apply for copyright registration in the United States and Canada for Randomix, it is not protected by any patents. We treat all of our proposed software programs and their associated technology as proprietary. Despite our precautions taken to protect our software programs, unauthorized parties may attempt to reverse engineer, copy or obtain and use our software programs, which could cause our proposed business operations to fail.

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13. The loss of the consulting services of Empire Group, and in particular, Mohanad Shurrab, who is currently our only software developer, would have an adverse impact on future development and could impair our ability to succeed.

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Our performance is substantially dependent on the technical expertise and consulting services of Empire Group, a software development firm operated by Mohanad Shurrab. Our performance is also substantially dependent on our ability to continue to hire and retain such technical expertise. There is intense competition for skilled personnel, particularly in the field of software development. The loss of the services of Empire Group, and in particular, Mohanad Shurrab, could harm our proposed business operations if we are unable to hire anyone who has sufficient technical expertise to develop our proposed software programs.

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14. Our officers and directors lack experience in the software development industry.

Our officers and directors have little or no direct experience in the management or operation software development. They are relying on advice from consultants that they hire. In particular, they are relying on the assistance of Empire Group, and Mohanad Shurrab, for the development of Randomix. In the future we will be required to recruit management with more expertise in the software development industry and we may be unable to do this. Our management's lack of experience may make us more vulnerable than others companies to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgement that could have been prevented by more experienced management. Our management's lack of previous experience may harm our operations or cause us to go out of business.

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15. Our officers and directors will be devoting only a fraction of their professional time to our activities.

Our current officers and directors will be devoting only approximately 5% of their professional time to our operations. Our management's lack of devotion of time may make us more vulnerable than others companies to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgement that could have been prevented by management devoting their full time and attention to our company. If our management's estimates of expenditures are erroneous our business will fail and you will lose your entire investment.

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16. If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our success is in part dependent upon the accuracy of our management's estimates of expenditures. If such estimates are erroneous or inaccurate our business may fail and you will lose your entire investment.

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17. Because we will close this offering within 90 days even if we raise only a nominal amount and we need a minimum of $25,000 to cover our offering expenses, the less money we raise under this offering increases the risk that you could lose all of your investment.

Even if we raise the entire $200,000 maximum amount we are trying to raise in this offering you could lose all of your investment if we do not have enough money to implement and complete our proposed business operations. The less money we raise under this offering increases the risk that you could lose all of your investment. Your risk increases because if we raise less money it would be more likely that we will not have sufficient funds to implement or complete our proposed business operations. We will close this offering in 90 days even if the amount we raise only a nominal amount and we will not refund any money we raise. We need a minimum of $25,000 to cover our estimated offering expenses. We may not even be able to raise this amount. If we are not able to raise sufficient funds to cover our estimated operating expenses and implement and complete our proposed business operations we will go out of business and you will lose your entire investment.

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18. Because our directors have foreign addresses this may create potential difficulties relating to service of process in the event that you wish to serve them with legal documents.

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Neither of our current directors and officers have resident addresses in the United States. They are both resident in Canada. Because our officers and directors have foreign addresses this may create potential difficulties relating to the service of legal or other documents on any of them in the event that you wish to serve them with legal documents.

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19. We owe one of our officers and directors a substantial amount of money that he is entitled to demand at any time and if he demands repayment of the amount we owe him it may compromise our business operations and you could lose your entire investment.

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Our Secretary, John Carl Guterres, has loaned us a total of $20,575 for payment of all of our expenses to date in exchange for a promissory note in that amount plus interest. Under the terms of the promissory note Mr. Guterres is entitled to demand repayment at any time. If Mr. Guterres demands repayment of the money owed to him before we are in a position to pay it this may harm our proposed business operations and you may lose your investment.

RISKS ASSOCIATED WITH THIS OFFERING:

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20. There is no minimum number of shares that must be sold and we will not refund any funds to you.

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There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to complete the development and marketing of our first and only software algorithm, Randomix. No money will be refunded to you under any circumstances.

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21. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

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Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

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22. Because Messrs. Guterres and Lawson will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be the directors and you may not be able to elect any directors.

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Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Guterres and Lawson will still own 2,500,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs. Guterres and Lawson will be able to elect all of our directors and control our operations.

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23. There is no public trading market for our common stock, so you may be unable to sell your shares.

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There is currently no public trading market for our common stock. A market may never develop for our common stock. If a market does not develop, it will be very difficult, if not impossible for you to resell your shares.

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24. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

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A total of 2,500,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.001 per share. Subject to the restrictions described under "Future Sales by Existing Stockholders" on page 32 of this prospectus, they will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

The net proceeds to us after deducting offering expenses of $25,000 will be $175,000 if all of the shares are sold. The first $25,000 raised will be used for offering expenses. We will use the net proceeds as follows:

Amount raised:	$25,000	$100,000	$150,000	$200,000

Allocation
Offering expenses	$25,000	$25,000	$25,000	$25,000
Software development and marketing costs	$0	$68,500	$118,500	$168,500
Working capital	$0	$6,500	$6,500	$6,500

Software development and marketing costs are the expenditures we plan to make in connection with the completion of the development and marketing of our first artificial intelligence software algorithm, Randomix. Direct Costs associated with the development and marketing of the Randomix software include the following:

(1) Randomix Development Costs of $45,000 - this amount includes all fees payable to the Empire Group for development of the algorithm code for Randomix including the following:

a. Phase 1 Preliminary Systems Analysis - $5,000 - this amount is for a preliminary systems and integrative analysis of the Randomix algorithm.

b. Phase 2 Training - $5,000 - this includes all expenses for training in respect of the use and operation of the Randomix algorithm

c. Phase 3 System External Design - $10,000 - this includes all expenditures necessary for the design of external features of the Randomix algorithm as applied in its first Internet application, the Domain Name Generator.

d. Phase 4 System Internal Design - $20,000 - this includes all expenditures necessary for internal code and design of the Randomix algorithm.

e. Phase 6 System Implementation and Testing - $5,000 - this includes costs of implementing and testing the Randomix software algorithm.

(2) Marketing Costs of $55,000 - this includes all expenses for the marketing and sales of the Randomix algorithm.

(3) Development and Marketing Costs of $100,000 for Subsequent Software Algorithms

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We expect that costs directly related to integration of our algorithms, including Randomix, will be passed onto our prospective clients. For development of subsequent software algorithms, we intend to employ student programmers (co-ops) to secure the most up-to-date skills on the market and the lowest possible cost. Research & Development costs will be a combination of contract and outsourced software developers, such as Mohanad Shurrab of Empire Group. New algorithms or upgrades to any algorithms we develop will be brought to market every 9 months. Equipment and software upgrades will take place every 12 months to keep up to date with industry standards. Any programming staff that we hire will be trained every 6 months starting in the second year to keep them current with the latest technical skills necessary to produce leading-edge algorithms.

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Please see "Risk Factors" starting at page 6 and, in particular, see Risk Factor number 16 regarding our management's lack of experience in software development.

If we raise less than $25,000 in this offering we may not be able to pay our offering expenses and we will not be able to commence the development of our first Artificial Intelligence software algorithm, Randomix. If we are unable to commence the development of Randomix, we will not be able to continue our proposed business operations. If we raise $50,000 we expect that we will be able to pay our offering expenses and commence the development of Randomix but we will not be able to complete its development and we will have to cease operations unless we can raise more financing from other sources. If we raise $100,000 we expect that we will be able to complete the development of Randomix but we will not be able to market the software. If we raise $150,000 or more we will be able to pay our offering expenses, pay the costs associated with the complete development of Randomix and market the software. We are not going to spend any sums of money or pay any more costs of software development until this offering is completed.

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Working capital is the cost related to operating our office. We estimate that $6,500 of working capital will last our company one year. The amount includes sufficient funds for one year's worth of rent under our sublease agreement with Alpha Beta Developments Ltd. Our monthly rent is $500 and includes telephone and utilities, printing, faxing, high-speed Internet service and the shared use of secretarial services two days per week. We have allocated the remaining $500 of working capital for miscellaneous administrative expenses such as office supplies, postage and delivery charges that we may incur during the year.

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We have allocated a wide range of money to pay costs of software development. That is because we do not know how much will ultimately be needed to fund these costs. If we successfully develop and market Randomix then our development costs in respect of Randomix will cease. However, we will then start to incur costs in the development of subsequent software algorithms.

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Mr. Guterres has advanced our company loans in the sum total of $20,575. Mr. Guterres is entitled to exercise the notes at any time but does not intend to exercise the note until the company is in a position to repay the loan without compromising its business operations. Accordingly, proceeds from this offering will not be used to repay these loans.

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While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

our lack of operating history

the proceeds to be raised by the offering

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders our relative cash requirements

the price we believe a purchaser is willing to pay for our stock

See "Plan of Distribution; Terms of the Offering."

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of August 9, 2001, the net tangible book value of our shares of common stock was a deficit of ($16,785) or approximately NIL per share based upon 2,500,000 shares outstanding.

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Upon completion of this offering, in the event 100% of the shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $183,215, or approximately $0.04 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.04 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.04 per share.

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Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $133,215, or approximately $0.03 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.03 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be $83,215, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.02 per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $33,215, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 2,000,000 shares are sold, new investors will own approximately 44% of the total number of shares then outstanding for which new investors will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 56% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

After completion of this offering, if 1,500,000 shares are sold, new investors will own approximately 37% of the total number of shares then outstanding for which new investors will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 63% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

After completion of this offering, if 1,000,000 shares are sold, new investors will own approximately 28% of the total number of shares then outstanding for which new investors will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 62% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

After completion of this offering, if 500,000 shares are sold, new investors will own approximately 17% of the total number of shares then outstanding for which new investors will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 83% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $2,500, or approximately $0.01 per share.

The following table compares the differences of new investors' investment in our shares with the investment of our existing stockholders.

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EXISTING STOCKHOLDERS
Price per share	$0.001
Net tangible book value per share before offering	$NIL
Net tangible book value per share after offering	$0.04
Increase to present stockholders in net tangible book value per share after offering	$0.04
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering held by existing stockholders	2,500,000
Percentage of ownership after offering	56%
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PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
Price per share	$0.10
Dilution per share	$0.06
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	44%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.07
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	37%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	28%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	17%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through John Carl Guterres, one of our officers and directors. Mr. Guterres will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them our common stock. Mr. Guterres will receive no commission from the sale of any shares. Mr. Guterres will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Guterres has not sold and will not sell our securities during the periods described, except pursuant to this offering. Mr. Guterres is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Guterres is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Guterres has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Guterres intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and in a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

execute and deliver a subscription agreement;

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "AI SOFTWARE INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors will not be purchasing any of the shares of common stock offered by us in this offering. We and our distribution participants will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Exchange Act. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

BUSINESS

General

The company was incorporated in the State of Nevada on May 11, 2001. The company filed its Initial List of Officers and Directors with the Nevada Secretary of State and commenced its proposed operations on July 1, 2001. We maintain our statutory registered agent's office at 502 East John Street, Carson City, Nevada, 89706 and our business office is located at #1208 - 1030 West Georgia Street, Vancouver, British Columbia, Canada V6E 4Y3. Our telephone number is (604) 662-7900. Our offices are leased from Alpha Beta Developments Inc. on a month-to-month basis and our monthly rental is $500.

Background

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On July 1, 2001 we entered into a software development agreement with Empire Group, a software development firm operated by Mohanad Shurrab, which specializes in the development of artificial intelligence software. Pursuant to the terms of the software development agreement, Empire Group will develop the software algorithm program for our first artificial intelligence software, called "Randomix." Under the terms of the agreement, we are required to pay a total of $45,000 in 10 equal monthly instalments of $4,500 to Empire Group for the development of the Randomix algorithm code. To date, our Secretary, John Carl Guterres, has paid all instalments under the agreement in exchange for a demand promissory note which includes these amounts and other expenses Mr. Guterres has paid on our behalf. We intend to use the funds raised in this offering, if any, for completion of all development expenses and marketing costs in connection with the Randomix algorithm. If we are able to, we will then commence the development of subsequent software algorithms. We have not yet completed the development of any of our proposed artificial intelligence software algorithms, including Randomix.

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Artificial Intelligence and The Randomix Program

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Our proposed business plan is premised on our view that Artificial Intelligence will be important in computer programming technology and that all areas of the computer, Internet, robotics, and games industries are potential users of this technology. Our mission is to position ourselves to become a competitive developer of Artificial Intelligence technology. Our proposed first Artificial Intelligence algorithm, Randomix, will use pattern recognition to enable various segments of the Internet market. Pattern recognition involves recognizing and detecting patterns and trends in a given set of data. For its initial application, Randomix will be integrated into a domain name creation engine (i.e. a website name generator) to assist in finding appropriate domain names for businesses.

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Upon its completion, the Randomix program, when integrated into the proposed domain name creation engine, will work as follows. First, a computer user who has access to the Internet will be able to access our proposed web site. Next, they will be asked to input certain criteria, or data, which are meaningful for the user. For example, the user might enter the type of business that his company conducts, his company's name and several key words in the company's industry. Randomix will then recognize and detect patterns and trends in the input data, combine it in meaningful ways, and then compare these results to a database of already taken or reserved domain names. Randomix will then generate, by providing on the screen, a comprehensive list of all available domain names that are meaningful to the user based on the initial input, combination and sequencing of data. Finally, the user will be asked to register his preferred domain name or names.

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Our research of the Internet showed that many companies offer assistance in creation and registration of domain names. However, we believe that none have a selection engine providing meaningful assistance. Our proposed "Domain Name Creation and Registration" site will be intended to provide a meaningful service for assistance in domain name selection. We expect that any revenue that we are able to generate will be derived from the Domain Name Creation and Registration site through the following sources:

Application of a user fee incorporated into the standard registration fee charged for reservation of a domain name.

On-line advertising from the posting of dynamic banner ads and commercials on the site.

Direct sales of software

Licensing of the executable code

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However, we may not be able to generate any revenues. Marketing efforts for our software will be customized to obtain the best possible results for money expended on advertising and promotion. The domain name generator site will depend mostly on on-line advertising, with banner ads being placed on key sites and home pages to attract maximum viewing. Direct sales efforts will be aimed at key companies we believe would benefit from licensing the executable code. Any software packages developed by us for the "business to business" and "business to consumer" market will be sold directly through our proposed homepage.

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On July 1, 2001 we commenced our proposed operations to develop Randomix for use in a variety of applications within the Internet industry. Randomix focuses on pattern recognition, whereby it analyses data based on criteria predetermined by the user and identifies trends or other relevant data matching the criteria. We believe that the software will have several potential applications, including the creation of a domain name creation engine to facilitate the selection of suitable domain names, or a similar application in the creation of an engine to create and select character names for role-playing game sites.

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We also intend to create new algorithm designs through on-going research and development to increase our opportunities. Through our pursuit of new business development, we will attempt to focus our attention on mass-market opportunities.

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Present Stage of Development

We are still in the initial stages of development of the software code for first and only Artificial Intelligence program, Randomix. We do not yet have a working prototype of the program in existence. We anticipate that we will have completed the development of the executable code for Randomix by February, 2002. Following the completion of the development of the code we intend to carry out our own testing of the program and, subject to any necessary modifications, we intend to implement the code in a proposed Domain Name Registration web site. We anticipate that the web site will be completed by May, 2002.

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Potential Revenue Streams

We intend to target four potential primary revenue streams in the operation of our proposed business:

"Pay per use" fees from any e-commerce applications directly operated by us such as the proposed Domain Name Creation & Registration Service

Direct Sales of software developed through the application of algorithms that we develop

Advertising fees from active banner ads and commercials featured on any of our proposed owned web sites

Licensing of our executable code for hardware or software integration in non-competing 3rd party vendor applications

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The Market Opportunity - Artificial Intelligence

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We believe that companies have been searching for years to produce economic and effective artificial intelligence to enhance effectiveness of a very broad range of information technology, control or data related functions. By integrating artificial intelligence algorithms into applicable control systems, machines may, to varying degrees, be programmed to "learn" from data they encounter and to customize their reaction thereto in order to become more effective. Security, voice or handwriting recognition, search engines, games and robotics are but a few applications that we believe can be greatly improved through the use of artificial intelligence.. It is our view that companies that achieve success in the development of this technology will reap the benefits of being pioneers in a tremendous opportunity.

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The Shortage of Usable Domain Names

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As the Internet has evolved during the last few years, the rush to secure suitable domain names has quickly absorbed the most obvious choices, making it increasingly difficult for operators to find names germane to the content or purpose of their new web sites.

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We believe that the current complexity of the previously simple task of choosing a suitable domain name creates a major challenge as more and more companies endeavour to establish Internet presence. The domain name is an important first step in creating a new brand image, whether for a specific product or a corporation as a whole. To catch the attention of a consumer, a brand name must be catchy enough to be easily remembered. We believe that there are currently no sites on the Internet offering meaningful help in finding or inventing such names, thus leaving us with an opportunity.

To facilitate name selection appropriate to the content of our prospective clients' web sites, Randomix will be utilized within our proposed Domain Name Search & Registration web site to list available names or newly invented names in line with criteria provided by each new registrant.

Progressive Application of the Technology - Game Sites

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If our proposed software program, Randomix, is developed and is established in its initial Domain Name Generation application, we intend to seek similar applications to which the engine can be adapted. The popularity of multi-player games on the web offers an obvious target market.

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If there is a proliferation of game participants, especially in those games in which the participants assume a role, there will be created a need for game sites to be able to quickly create unique, yet theme-related names for each player. Although players have the option of suggesting their own user name, the popularity of Internet games has made the selection of "original" names most difficult, creating an opportunity that we believe could be fulfilled through the application of our proposed software program, Randomix, in providing a choice of available and hopefully original "User Names" for the players.

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The software solution that we intend to develop will allow game sites to customize the selection or invention of unique names in-line with the theme of the game, thus enhancing the players' sense of individuality in their participation.

Target Market

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Our proposed Domain Name Creation & Registration web site will be specifically targeted towards those entities or individuals wishing to establish a notable presence on the Internet, but who are constrained by the use of their initial name choices using other registrants.

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Application of the proposed Randomix algorithm in the selection of new user names for Internet game sites is a smaller market opportunity, but since it will use identical application technology to the Domain Name service, it is a logical progression as the next target market.

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If we are able to complete the development of Randomix, we will eventually attempt to improve the capabilities of the Randomix algorithm and develop new algorithm designs. We intend to focus on a wider range of applications in both the Business-to-Business and Business-to-Consumer markets.

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Business Objectives & Milestones

Our goal is to develop valuable applications for our proposed Randomix artificial intelligence algorithm and to secure a profitable market share for our technology. Our strategy for achieving this goal includes the following core elements.

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Markets - Our initial focus will be on the development and marketing of the Domain Name Generator. If we are successful in establishing the Domain Name Generator as a registration web site, we will seek similar applications such as the creation of unique "User IDs" for the online game market. As future generations of the algorithm or new algorithm designs are developed, we intend to research and pursue more sophisticated Artificial Intelligence applications according to the needs of the market. Technology - If we secure our initial financing, we intend to complete the development of the Randomix algorithm. We also intend to establish a meaningful research and development program within the Artificial Intelligence field.

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Services - Since many future applications of our code will require integration into the circuitry of products produced by client companies, we recognise that our market strategy must be predominantly relationship oriented. We therefore intend to be aggressive in building and maintaining contacts within our target markets.

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Operations - We will need to recruit a management team with complementary experience in the technical and the business side of software development and marketing. We will be project-oriented in our staffing, optimizing our mix of full-time and contract technicians according to need.

KEY SUCCESS FACTORS

Strategic Relationships

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We believe that it will be important for us to build relationships with key software and hardware producers in order to attempt to gain an advantage from their existing customer bases while remaining independent.

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Aggressive Expansion Strategy

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In order to successfully compete in the Artificial Intelligence field, we will be required to adopt an aggressive expansion strategy and to attempt to exploit the full potential, if any, of our proposed Randomix algorithm at each step of its proposed development. If ware unable to do this we may go out of business.

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Brand Recognition

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We will attempt to promote our company name and proposed products within the Artificial Intelligence field but it will be difficult to achieve brand recognition.

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Customer Focus & Service

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In order to establish and maintain customer loyalty, we will endeavor to fulfill any of our potential customers' needs on a timely basis and maintain a good rapport with any key individuals within those organizations.

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Skilled Management Team

We intend to expand our current management to retain skilled directors, officers and employees with experience relevant to our business focus. Obtaining the assistance of individuals with in-depth knowledge of operations, technology and markets will allow us to build market share more effectively than a company with inexperienced management.

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To complement our management team, we intend to continue to establish an Advisory Board comprised of individuals experienced in field of Artificial Intelligence software. The initial member of our Advisory Board is Mr. Mohanad Shurrab. Mr. Shurrab operates a software development firm called Empire Group. We have entered into a software development agreement with Empire Group for the development of the Randomix code. Mr. Shurrab has a Bachelor of Engineering Degree and a Master of Engineering Degree in Electronics & Computer Science from Sussex University in the United Kingdom. Mr. Shurrab brings a wealth of knowledge in various programming languages and systems, and experience in back-end and front-end programming and design in the areas of WANs/LANs, Internet and Artificial Intelligence. Back end programming deals with the development of the program code that the user never sees on the web site such as the "data" part of a database system. Front end programming is the part of a program code that contains the elements which are seen by the user in the web site. WANs (or "Wide Area Networks") are used to connect widely dispersed computer systems. Typical services include email, file transfer and news. LANs (or "Local Area Networks") are used to connect computers in close proximity to each other (usually within the same building). Typical services offered by LANs include file sharing and printer sharing. While at Sussex University, Mr Shurrab successfully designed and built an experimental communications link between multiple PCs versatile enough to handle multiple protocols. Multiple protocols are sets of standards or a formal sets of rules that permit two computers to exchange data. Mr. Shurrab worked as an engineer at Nortel Networks where he participated in the development and upgrading of a back-plane system for a high-speed telecommunications switch. A back-plane system is an integral part of a telecommunications switch. A telecommunications switch is a central connection point for computers on a network. While it serves the same basic function as a hub, it does so more intelligently by forwarding packets directly to their destinations. As a software engineer with Infotouch Technologies Corp., Mr. Shurrab aided in the development of large-scale distributed Internet kiosk networks software with automated maintenance systems. With his current position at X-Wave, Mr. Shurrab is helping to develop an Aircraft Tactical Mission Trainer.

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In the future we may establish a stock option plan as an incentive to attract possible members to our Advisory Board.

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COMPETITIVE ANALYSIS

Barriers to Entry

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There are many barriers to entry in the Artificial Intelligence market. These are

AI Technology - There are many different levels of sophistication of Artificial Intelligence technology. The level of this sophistication directly impacts a company's ability to produce useful applications. A company lacking superior artificial intelligence technology will be at a substantial disadvantage to those companies with sophisticated technology. We do not have the most sophisticated artificial intelligence technology and therefore we are at a significant disadvantage.

Brand Recognition - A product with a well-recognized brand name will succeed against a less recognized competitor. Unless we are able to establish our brand name and gain customer loyalty we will not be able to successfully compete. Because we are a new company it will be very difficult for us to successfully establish our brand name within the marketplace.

Direct Competition - The following discusses the direct competition related to our first proposed application of the Randomix algorithm in our proposed Domain Name Creation and Registration site.

Although we are not aware of any on-line directories, name indexes or other records that help in the search for usable domain names, other companies may develop programs which offer guidance in name selection which are superior to our proposed Randomix program or before our proposed program is completed. This could cause our business to fail.

Although several Internet sites have implemented domain name generation solutions (e.g. axior.com, twisted.com, and nameboy.com), we believe that even the most capable of the existing solutions are of little value. We believe that the deficiencies of some of these sites are:

Apart from keywords, they do not accept meaningful criteria from user

They do not generate acronyms

They do not generate concatenations

The only solution that offers prefix capability is very poor in its implementation, offering only a limited number of prefixes, haphazardly placed and lacking consistency

They do not handle suffixes

Most do not interpret digits or dashes and those that do offer completely unimaginative haphazard and inconsistent placement thereof. In short, for the most part, they only generate different permutations of the given keywords.

However, we have not yet developed any software programs. Furthermore, other companies may develop programs which do not have any of these deficiencies before we are able to. If this occurs our proposed business operations may fail.

Overall Competitive Situation - Although we intend to develop our proposed Domain Name Creation and Registration website to be better than any similar site which currently exists, , we cannot guarantee that we will ever be able to complete development of our proposed website or that other companies will not create a superior one.

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MARKETING PLAN

Brand Equity

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We chose our name to directly reflect our core purpose and because we believe it is easy to remember. As with our proposed software program, Randomix, any Artificial Intelligence algorithms developed by us, if any, will be given distinctive names relevant to their function that we believe will become quickly recognizable in the market. However, we may be unable to complete the development of Randomix or develop any Artificial Intelligence software programs.

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Advertising

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We intend to use our proposed web site as the primary medium to sell our proposed products. We intend to place banner advertising on the home pages of relevant business and possible consumer Internet Service Providers to draw attention to our proposed site. If we are unable to develop our proposed web site for any reason, including if we do not raise the financing in this offering, we may not be able to sufficiently advertise and we may go out of business.

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We intend to produce promotional material for direct marketing to the companies targeted for third party licensing of our algorithms. However, if we are unable to complete the development of any software algorithms, or if we are unable to market and license our algorithms sufficiently, for any reason, we may go out of business.

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Viral Marketing

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We believe that word of mouth advertising is often the most effective form of advertising. However, it can also prove the most damaging if a company fails to deliver excellent customer service. We will strive to ensure that we excel in regard to this important facet of our proposed business operations.

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Sales

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If we are able to develop any software programs, and there is no guarantee that we will be able to, we intend to focus our sales efforts on penetrating those businesses that would benefit from the development of our proposed algorithm. We have not yet determined the businesses on which we will target our sales efforts. Further, we have not completed the development of any software to date and unless we do we will go out of business.

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Pricing

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If we are able to develop our proposed Domain Name Creation and Registration website, and there is no guarantee that we will be able to, we intend that it will be priced in line with other registration sites on the Internet. Although we intend to offer a good service, we also intend to offer a competitive package to avoid any prospective customers from utilizing the name creation engine for name selection and subsequently registering their domain with our competition.

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Legal

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Although we treat our business concepts as proprietary and we intend to treat any and all of our proposed software algorithms similarly, we have not obtained any copyrights, patents or trademarks in respect of any of our intellectual property. We intend to obtain all necessary copyrights, patents or trademarks, as applicable, in both the United States and Canada, when we are in a financial position to do so.

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We have not entered into any licensing, franchise, concession or royalty agreements in respect of our proposed software program, Randomix.

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We have one labor contract between Mohanad Shurrab and us, dated July 1, 2001. The contract relates to the development of the Randomix software algorithm.

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We have no plans, arrangements or understandings to merge with any other entity.

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Prior to July 1, 2001 there were no research or development expenditures made in respect of our proposed software program, Randomix, or in respect of any other programs.

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TIMELINE

The following sets out the timeline of our proposed operations over the next year:

Develop the Randomix software algorithm by February 2002

Develop and establish the proposed Domain Name Creation and Registration web site by May 2002

Commence advertising campaign for web site immediately following establishment of site

Commence development of prospects for third party applications for the Randomix algorithm

Employ first sales person for license and direct sales of the software by June 2002

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We believe we can obtain these objectives subject to obtaining sufficient financing in this offering. In the event that we do not raise enough money in this offering, we may not be able to continue our proposed operations and we may go out of business. If we go out of business you will lose your entire investment.

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Employees and Employment Agreements

At present, we no employees, other than Messrs. Guterres and Mr. Lawson, our officers and directors, who have received no compensation to date. Messrs. Lawson and Guterres, do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

We have entered into a consulting agreement with Empire Group for the development of the Randomix software algorithm code for $45,000. Empire Group is a software development firm operated by Mohanad Shurrab and is an independent contractor not our employee.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We are a start-up, software development company and have not yet generated or realized any revenues from our proposed business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated unless and until we complete the development and marketing of our proposed software algorithm, Randomix. Accordingly, we must raise cash from sources other than the sale of software programs. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to our offering expenses and then to pay ongoing software development and marketing costs. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a start-up software development company and have not generated any revenues from our proposed operations so far. We may not be successful in our proposed business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our interests, and possible cost overruns due to price and cost increases in services.

We are seeking equity financing in this current offering in order pay our ongoing costs of software development and marketing.

We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

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Plan of Operation

Over the next twelve months, we intend to complete development of the Randomix program by February 2002, develop and establish the proposed Domain Name Creation and Registration web site by May 2002, commence advertising campaign for web site immediately following establishment of site, commence development of prospects for third party applications for the Randomix program in June 2002, employ our first sales person for license and direct sales of the software by June 2002/

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If we raise the maximum of $200,000 in this offering, we believe that we can pay our offering expenses and satisfy our cash requirements without having to raise additional funds in the next twelve months. If we raise less than $200,000 we may have to raise additional financing or we may not be able to continue our proposed business operations.

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We do not expect to purchase or sell any plant or significant equipment. We will lease server space needed for hosting our proposed website.

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We expect that we will only increase our number of employees by one during the next twelve months.

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Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 2,500,000 shares of common stock through a Section 4(2) offering on July 9, 2001. This was accounted for by payment of cash of $2,500.

Our material commitments for capital expenditures include offering expenses in the estimated amount of $25,000. We require funds from this offering to pay all of these costs. However, any administrative or other costs such as legal and accounting fees, rent, printing, phone services and so forth which must be paid prior to completion of this offering will be paid by the directors in the form of short-term advances on behalf of the company.

Our remaining material commitments for capital expenditures are the ongoing costs in respect of our the development and marketing of the Randomix software algorithm. We need proceeds from this offering to pay these ongoing costs. We anticipate needing $45,000 to pay for the development of the Randomix software algorithm code. If we cannot pay this amount we will not be able to complete development of the Randomix algorithm and we will go out of business. We expect to incur costs of approximately $50,000 to market the Randomix software. We expect to incur costs of approximately $68,500 for purposes of research and development with respect to subsequent software algorithms. We require proceeds from this offering to pay for these costs and if we are not able to pay these amounts we will go out of business

If we do not raise at least $68,500 in this offering we will not be able to complete the development and marketing of the Randomix software algorithm and we will go out of business. Please see the "Risk Factors" numbered 6, 14, and 17.

As of August 9, 2001, our total assets were $2,500 and our total liabilities were $20,575.

MANAGEMENT

Officers and Directors

Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address:	Age:	Position(s):
Harvey M.J. Lawson 464 Somerset St. North Vancouver, BC Canada, V7N 1G3	53	President, Treasurer and member of the Board of Directors
John Carl Guterres 1408 - 1327 East Keith Rd. North Vancouver, BC Canada, V7J 3T5	56	Secretary and member of the Board of Directors

The persons named above have held their offices/positions and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Harvey M.J. Lawson has been our President, Treasurer and a member of our board of directors since inception. Mr. Lawson has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

2001 to present: Golden Fortune Investment Ltd. - Vice President Strategic Planning

1998-2001: Ameridian Ventures Inc. - CFO, Corporate Secretary, Director

2000 to present: Litewave Corporation - Corporate Secretary, Director

1999: Habanero Resources Inc. - Corporate Secretary, Director

1998-1999: SRR Mercantile - Director, Vice President

1996-1998: C.E. Securities - Independent Financial Planner: Securities and Life Insurance licensed.

1995-1996: The Financial Planning Group: Licensed to sell Mutual Funds, Life Insurance.

1994-1995: MemberCARE Financial Services: Financial Adviser, Wealth Management: Protection, Accumulation, Conservation, Distribution. Licensed to sell Mutual Funds and Insurance products

1993-1994: Metropolitan Life: Licensed Representative. Financial Services, Life Insurance, Estate Planning.

1988-1993: British Columbia Institute of Technology:

1978-1985: Financial Management Faculty. Courses taught: Accounting, Finance, Insurance, Working Capital Management, Computerized Accounting, Finance Reports, Credit, Investment and Estate Planning.

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1977-1978: Hong Kong Polytechnic: Department of Accountancy, Principal Lecturer. 1974-1977: Insurance Corporation of British Columbia: Senior Financial and Economic Analyst, Department of Rating and Research.

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1972-1974: MBA from Manchester Business School - Business Finance, Financial Management, Management Accounting, Statistics, Corporate Planning, Marketing, OB.

1967-1970: B.Sc. Econ. (Hons.) from London University - Economics, Economic Geography, Philosophy.

1961-1966: GCE Advanced Level At Glyn Grammar School, Epsom - Economics, Geography, Constitution.

John Carl Guterres has been our Secretary and a member of our board of directors since inception. Mr. Guterres has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

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From 1995 to present Mr. Guterres has been self-employed as an individual investor. He is and has not be been a director or officer of any public or private companies.

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From 1969 to 1995, Mr. Guterres was continuously employed by the Royal Bank of Canada, one of Canada's largest banks.

During his time with the Royal Bank of Canada, Mr. Guterres worked and lived in Hong Kong, Victoria and Prince George, British Columbia., and held many senior bank management lending positions in greater Vancouver (including a posting with the British Columbia Vancouver Regional office).

From 1967 to 1969, Mr. Guterres was employed with Union Finance Company, in Victoria, British Columbia.

From 1962 to 1966, Mr. Guterres was employed by the Hong Kong and Shanghai Bank, and lived in Hong Kong.

Mr. Guterres has completed numerous financial, accounting, and bank courses and has received a number of certificates and awards for his contributions.

There is no familial relationship among the two members of our management.

Conflicts of Interest

We believe that we have a potential conflict of interest with our Secretary, John Carl Guterres. The potential conflict arises because we owe Mr. Guterres a total of $20,575, that he is entitled to demand repayment of at any time. This amount consists of legal, administrative and other expenses incurred by us that were paid by Mr. Guterres on behalf of us. Under the terms of the promissory notes Mr. Guterres is entitled to demand repayment at any time. Mr. Guterres does not intend to exercise the notes until we are in a position to repay the same without compromising our business operations. However, the potential conflict of interest exists because Mr. Guterres may need his money before our company is in a position to repay it without compromising our business operations. If Mr. Guterres demands repayment of the money owed to him before we are in a position to pay it this may harm our proposed business operations and new investors may lose their investment.

Please refer to "Risk Factor" number 19 at page 11.

Other than the above, we believe that none of our directors and officers will be subject to conflicts of interest other than their devotion of time to projects that do not involve us.

EXECUTIVE COMPENSATION

Summary Compensation

Our officers and directors have received no compensation to date and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

We do not have any plans to pay our directors any money. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

We do not expect to pay any cash salaries to our officers until such time as we generate sufficient revenues to do so.

Indemnification

Pursuant to our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be, assuming completion of the sale of all shares in this offering. Shares will be sold on a best efforts basis only and it may be the case that less than all or even no shares will be sold in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering	Percentage of Ownership If No Shares Sold in the Offering
Harvey M.J. Lawson 464 Somerset St. North Vancouver, B.C. Canada V7N1G3	1,250,000	1,250,000	27%	50%
John Carl Guterres #1408 - 1327 E. Keith Rd. North Vancouver, B.C. Canada V7J 3T5	1,250,0000	1,250,000	27%	50%
All Officers and Directors as a Group	2,500,000	2,500,000	54%	100%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Yassin, Stewart and Duprés are the only "promoters" of our company.

Future Sales by Existing Stockholders

A total of 2,500,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

have equal rateable rights to dividends from funds legally available if and when as and if declared by our board of directors;

are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Restated Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the maximum number of shares are sold, the present stockholders will own approximately 71.43% of our outstanding shares. If no shares are sold under the offering, the present stockholders will own 100% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. Also, the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker-dealers are willing to make a market in our stock and it may effect the level of news coverage you receive.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent for our securities immediately prior to the date this prospectus is declared effective.

CERTAIN TRANSACTIONS

The company was incorporated in the State of Nevada on May 11, 2001. The company filed its Initial List of Officers and Directors with the Nevada Secretary of State and commenced proposed operations.

On July 9, 2001 we issued a total of 2,500,000 shares of restricted common stock to John Carl Guterres, and Harvey Lawson, officers and directors of our company. This was accounted for by payment of cash of $2,500.

Since our inception, Mr. Guterres has advanced loans to us in the total sum of $20,575, which were used for organizational and start-up costs, legal and auditor fees, operating capital and for commencement of development of the Randomix software algorithm. The loans bear interest at a rate of 10% per annum and have not been paid as of the date hereof. There are documents reflecting the loan but they are not due on any date certain. Mr. Guterres will accept repayment from us when money is available.

In the opinion of management, the terms of the above-described transaction was as favorable as that which could have been obtained in arms' length transactions with an unaffiliated third party.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to June 30, 2001, included in this prospectus have been audited by Davidson & Company, Independent Certified Public Accountants, address, as set forth in their report included in this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by Sutton Law Center, a Professional Corporation, Reno, Nevada.

The validity of certain legal matters have also been passed on by Andrew B. Stewart, in his capacity as a practicing corporate and securities law attorney in British Columbia, Canada.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to June 30, 2001 immediately follows:

AI SOFTWARE INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2001

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of
AI Software Inc.

We have audited the accompanying balance sheet of AI Software Inc. as at June 30, 2001 and the statement of stockholders' equity for the period from date of incorporation on May 11, 2001 to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that AI Software Inc. will continue as a going concern. The Company is in the development stage and does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DAVIDSON & COMPANY"
Vancouver, Canada	Chartered Accountants
August 16, 2001

AI SOFTWARE INC.
(A Development Stage Company)
BALANCE SHEET
AS AT JUNE 30, 2001

ASSETS
Current
Subscription receivable		$ 2,500
LIABILITIES AND STOCKHOLDERS' EQUITY
Stockholders' equity
Capital stock (Note 4)
Authorized
100,000,000	common shares with a par value of $0.00001
Issued and outstanding
2,500,000	common shares	25
Additional paid in capital		2,475
		2,500
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$ 2,500

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
AS AT JUNE 30, 2001

	Common Stock		Additional Paid in	Total Stockholders'
	Shares	Amount	Capital	Equity
Balance, May 11, 2001	-	$ -	$ -	$ -
Subscription in capital stock (Note 4)	2,500,000	25	2,475	2,500

Balance, June 30, 2001	2,500,000	$ 25	$ 2,475	$ 2,500

The accompanying notes are an integral part of these financial statements.

AI SOFTWARE INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2001

1. ORGANIZATION OF THE COMPANY

The Company was incorporated on May 11, 2001 under the laws of Nevada in the United States of America and is considered a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. The Company plans to pursue opportunities in the development of artificial intelligence software.

2. GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company intends to obtain working capital in the short term by borrowing funds from directors. The Company's ability to continue as a going concern is dependent on additional cash financings, and, ultimately, upon achieving profitable operations through the development of its artificial intelligence software.

3. SIGNIFICANT ACCOUNTING POLICIES

Financial Statements

These financial statements do not include a statement of operations or cash flows as there were no operations or cash transactions during the period and accordingly presentation of such would not be meaningful.

Use of estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

Software development costs

The Company has adopted Statement of Position 98-1 ("SOP 98-1") "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs. Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

Financial instruments

The Company's financial instruments consist of subscriptions receivable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

New accounting standard: Accounting for derivative instruments and hedging activities

In September 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 and 138 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

Income taxes

Income taxes are provided in accordance with SFAS 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Disclosure about segments of an enterprise and related information

SFAS 131, " Disclosure About Segments of an Enterprise and Related information" requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations will be conducted in one industry segment in the United States of America.

4. CAPITAL STOCK

The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by stockholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal rateable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

On July 9, 2001, the Company issued 2,500,000 shares of common stock for stock subscriptions receivable in the amount of $2,500.

Proposed public offering of common stock

The Company is preparing a Form SB-2 registration statement with the United States Securities and Exchange Commission with an offer for sale of up to 2,000,000 common stock at $0.10 per share.

5. SUBSEQUENT EVENTS

The following events occurred subsequent to year end:

(a) The Company received $2,500 for the issuance of 2,500,000 shares of common stock previously subscribed (Note 4).

(b) The Company entered into a software development agreement for the development of algorithm code for the Company's artificial intelligence software whereby the Company will pay $45,000 in total over a 10 month period.

(c) The Company issued a promissory note for $20,550 to a director of the Company for consulting and professional fees totalling $20,550. The note is payable on demand and bears interest at 10%.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$ 100.00
Accounting Fees and Expenses	$ 2,000.00
Legal & Consulting Fees/Expenses	$13,000.00
Blue Sky Fees/Expenses	$ 5,000.00
Transfer Agent Fees	$ 1,500.00
Miscellaneous Expenses	$ 3,400.00
TOTAL	$25,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Harvey M.J. Lawson 464 Somerset St. North Vancouver, B.C. Canada V7N1G3	July 9, 2001	1,250,000	$1,250 cash
John Carl Guterres #1408, 1327 E. Keith Rd. North Vancouver, B.C. Canada V7J 3T5	July 9, 2001	1,250,000	$1,250 cash

We issued the foregoing restricted shares of common stock to Messrs. Lawson and Guterres pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Lawson and Guterres are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

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Exhibit No.	Document Description
* 3.1	Articles of Incorporation
* 3.2	Restated Articles of Incorporation.
* 3.3	Bylaws.
* 4.1	Specimen Stock Certificate.
* 5.1	Opinion of Sutton Law Center regarding the legality of the Securities being registered.
5.1.1	Opinion of Sutton Law Center, regarding the legality of the Securities being registered.
* 10.1	Software Development Agreement.
10.1.1	Software Development Agreement.
* 10.2	Promissory Note.
* 23.1	Consent of Davidson & Company, Certified Public Accountants.
23.1.1	Consent of Davidson & Company, Certified Public Accountants.
* 23.2	Consent of Sutton Law Center (included in Exhibit 5.1)
23.2.1	Consent of Sutton Law Center (included in Exhibit 5.1.1)
* 99.1	Subscription Agreement.
99.2	Acknowledgement of Qualification of Certified Public Accountant

*  Previously filed as an Exhibit to our Form SB-2 filed September 10, 2001.

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ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

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Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 29th day of November, 2001.

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AI SOFTWARE INC.

BY:   /s/ Harvey M.J. Lawson_______

Harvey M.J. Lawson, President

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John Carl Guterres, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature	Title	Date
/s/ Harvey M.J. Lawson____ Harvey M.J. Lawson	President, Treasurer, Principal Executive Officer, Principal Accounting Officer and member of Board of Directors	November 29, 2001
/s/ John Carl Guterres______ John Carl Guterres	Secretary and member of Board of Directors	November 29, 2001

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EXHIBIT 5.1.1

SUTTON LAW CENTER, P.C. LETTERHEAD

November 29, 2001

VIA FED-EX

The Board of Directors
A.I. Software, Inc.
1030 West Georgia Street, #1208
Vancouver, BC
V6E 2Y3

Re: Registration Statement on Form SB-2 (Registration No. 333-69176, filed on
September 10, 2001, and as amended and to be re-filed on November 29, 2001

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by A.I. Software, Inc., a Nevada corporation (the "Company"), of an aggregate of 2,000,000 shares of the Company's common stock, par value $0.00001 per share (the "Common Stock" or the "Shares") (the "Offering").

This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form SB-2, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on September 10, 2001 (together with all exhibits thereto, the "Registration Statement"), (ii) the first amended Registration Statement to be filed on November 29, 2001, (iii) the Charter of the Company, as amended, (iv) the Articles of Incorporation of the Company in effect as of the date hereof (v) the Bylaws of the Company in effect as of the date hereof, (vi) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement, adopted at a meeting on August 4, 2001, and (vii) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm working with respect to the Company are admitted to the practice of law in the State of Nevada and the State of California and to practice federal law of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the Offering, described in the Registration Statement, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1.1 to Form SB-2, and its incorporation by reference as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above. This law firm expressly disclaims any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company or its securities.

Very truly yours,

/s/ Sutton law center

SUTTON LAW CENTER

EXHIBIT 10.1.1

SOFTWARE DEVELOPMENT AGREEMENT

THIS AGREEMENT dated for reference the 1st day of July, 2001.

BETWEEN:

AI SOFTWARE INC., a body corporate under the laws of the State of Nevada, USA, and having its business office at 1208-1030 West. Georgia Street, Vancouver, British Columbia, V6E 2Y3

(the "Company")

AND:

EMPIRE GROUP, 900 Dunes Road, Suite 1709, Ottawa, Ontario, K2C 3L6

(the "Developer")

WHEREAS:

  The Company is a software development company focusing on the production and development of artificial intelligence software and the Developer is a professional software engineer and computer programmer with particular expertise in artificial intelligence programming;
  The Company has asked the Developer to provide his consulting services for purposes of the development of the Company's artificial intelligence software algorithm, known as Randomix, on the terms and conditions set forth in this Agreement; and
  The Developer has agreed to provide such services on such terms and conditions as hereinafter set forth in this Agreement.

IN CONSIDERATION of the mutual agreements in this Agreement and subject to the terms and conditions specified in this Agreement, the parties agree as follows:

ARTICLE 1
SERVICES

1.1 Services

The Company hereby retains the consulting services of the Developer, and the Developer hereby agrees to provide his services, to develop the Company's first artificial intelligence software algorithm, known as Randomix, as set out in the Business Plan of the Company, attached hereto as "Schedule A" to this Agreement (hereinafter, the "Randomix Program").

1.2 Responsibilities

During the term of this Agreement, the Developer will devote the whole of his time, attention and abilities to the Company for the development of the Randomix Program and will give to the Company the full benefit of his knowledge, expertise, technical skill and ingenuity in respect of the same. The Developer's responsibilities are limited to the complete development of the Randomix Program. The Developer will provide to the to the Board of Directors of the Company such information regarding the development of the Randomix Program as required.

1.3 Acknowledgement of Confidentiality and Non-Disclosure

The Developer recognizes and acknowledges that his relationship with the Company will be one of trust and confidence and that he will be privy to secret and confidential information relating to customers, business systems, various technologies licensed, owned or developed by the Company and other important confidential information of the Company that has taken substantial time to develop at considerable expense. The Developer recognizes and acknowledges that the non-solicitation, non-disclosure and non-competition provisions of this Agreement are intended to protect the confidentiality and goodwill that are required for the continued success of the Company, and are essential for the protection of their businesses.

ARTICLE 2
TERMS OF SERVICE

2.1 Fees

For his consulting services in respect of the full and complete development of the Randomix Program, the Company will pay the Developer a consulting fee in the total amount of US$45,000, which amount the Company may pay in 10 equal monthly instalments of US$4,500 per month.

2.2 Expenses

The Consultant shall be reimbursed for all reasonable out-of-pocket expenses actually and properly incurred by him in connection with his duties hereunder provided that the Consultant first obtains prior authorization from the Company regarding the making of such expenses. The Consultant will be reimbursed by the Company for all reasonable expenses necessarily and actually incurred by the Consultant in the performance of the Services, provided that the Consultant obtains the required pre-authorization and submits to the Company detailed invoices and supporting documentation acceptable to the Company, acting reasonably.

2.3 Consultant Not Employee

The parties agree that the Consultant and any employees of the Consultant are not employees of the Company and, as such, save as required by law, there shall be no deductions for any statutory withholdings made by the Company on behalf of the Consultant.

2.4 Statutory Withholdings

The Consultant agrees to make and remit all statutory withholdings as may be required of him in respect of himself and the Consultant's employees, if any, who may be involved in performance of the Services for the Company.

2.5 No Participation in Plans

The Consultant and his employees, if any, shall not be entitled to participate in any medical, dental, extended health or group life insurance plans of the Company.

2.6 No Partnership

This Agreement will not be construed as creating a partnership, joint venture or agency relationship between the parties or any other form of legal association which would impose liability upon one party for any act or failure to act by the other party.

ARTICLE 3
OBLIGATIONS OF SERVICE

3.1 Duty to the Company

The Developer will well and faithfully serve the Company and use all reasonable endeavours to promote the interests of the Company. The Developer will act honestly, in good faith and in the best interests of the Company. The Developer will adhere to all applicable policies of the Company.

3.2 Confidentiality

The Developer will retain all information regarding the Company in the strictest confidence and will not disclose or permit the disclosure of such information in any manner. The Developer will not use such information, or permit such information to be used, for the benefit of the Developer or any other person or for any other improper purpose, either during the term of the Developer's consulting services or after such term. The Developer will take all reasonable precautions in dealing with such information so as to prevent any person from having access to it.

3.3 Return of Documents

Upon the termination of the consulting services of the Developer, for whatever reason, the Developer will promptly return to the Company all written information, disks, tapes, memory devices, and all copies of any of them, containing any information relating to the Randomix Program and any information obtained from or belonging to the Company.

3.4 Non-Competition

During the term of this Agreement and for a period of 12 months after the termination of the Developer's consulting service, the Developer will not, either directly or indirectly, be interested or concerned (whether as a proprietor, partner, member, shareholder, director, officer, agent, consultant or otherwise) in any person, firm, company or business engaged in or interested in or concerned in any business which develops, manufactures, produces, provides, markets, distributes or otherwise deals in products or services or both which are of a type similar to the products or services which are developed, manufactured, produced, provided, marketed, distributed or otherwise dealt in by the Company now or at any time during the term of the Developer's consulting services. Such restriction will apply within the geographical area of business operations in which the Company has an office and carries on business or has carried on business within the 12 month period ending on the date of termination of the Developer's service. Such restriction will not prevent the Developer from being the holder or beneficial owner of any shares of any class of publicly held securities of a company, partnership or other organization provided that the Developer, alone or in partnership or in conjunction with any other person or company, does not own directly or indirectly more than five percent of the securities of such class.

3.5 Non-Solicitation of Customers

During the term of this Agreement and for a period of 12 months after the termination of the Developer's service, the Developer shall not, either directly or indirectly and either alone or with others, canvass or solicit orders for any product or service or both which is or has been developed, manufactured, produced, provided, marketed, distributed or otherwise dealt in by the Company from any person, firm or company which has been at any time within the previous 12 month period a customer or supplier of the Company or a prospective customer or supplier of the Company with which the Developer is or was actively concerned during his service.

3.6 Non-Solicitation of Employees

During the term of this Agreement and for a period of 12 months after the termination of the Developer's service, the Developer shall not, either directly or indirectly and either alone or with others canvass or solicit any person who is an employee of the Company to leave or terminate such employment for the purpose of establishing a business to offer any product or service or both which is of a type similar to any product or service which is or has been developed, manufactured, produced, provided, marketed, distributed or otherwise dealt in by the Company.

3.7 No Personal Benefit

The Developer will not receive or accept for his own benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any person, firm or company having or proposing to have one or more business transactions with the Company.

3.8 Intellectual Property

Any and all inventions, improvements, designs, devices, processes, programs, techniques, methodologies, equipment, assemblies of information or data, discoveries, developments, productions made, perfected, conceived or participated in by the Developer during the course of the Developer's service to the Company, and in particular but not limited to, in relation to the Randomix Program, and any patent, patent application, copyright, trademark or other intellectual property right in or to any of them (collectively, the "the Company Intellectual Property") will be and will remain the exclusive property of the Company. The Developer will have no interest in the Company Intellectual Property, although the Developer may have created or contributed to the creation of the Company Intellectual Property. The Developer waives any moral rights in the Company Intellectual Property. By his acceptance of the terms of this Agreement, the Developer irrevocably assigns, transfers and conveys to the Company, without further act or instrument, all right, title and interest which the Developer may have in or to any of the Company Intellectual Property, the consideration for which is the Developer's contract to provide consulting services to the Company. The rights of the Company will continue notwithstanding any termination of the services of the Developer. The Developer will disclose to the Company, and will preserve as confidential, the full particulars of any the Company Intellectual Property promptly when the same is made and will maintain at all time adequate and current written records of all such the Company Intellectual Property, which records will be and will remain the property of the Company. The Company alone will have the right to apply for, prosecute and obtain letters patent, copyrights, trademarks or other intellectual property rights in any or all countries of the world in respect of the Company Intellectual Property. Both during and after the Developer's service, the Developer will execute on demand any applications, transfers, assignments, and other documents as the Company may consider necessary or desirable for the purpose of vesting in or assigning to the Company title to any such the Company Intellectual Property or for the purpose of applying for, prosecuting and obtaining such letters patent, copyrights, trademarks or other intellectual property rights for the Company Intellectual Property. Both during and after the Developer's service, the Developer will cooperate and assist in every way possible in the prosecution of any such applications and in the defence of any challenge to such rights.

3.9 Covenants Reasonable

The Developer confirms that the provisions in this Article 3 are reasonable and valid based upon the businesses which are carried on by the Company, and based on the fiduciary and sensitive position the Developer will occupy with the Company. All defences to the strict enforcement or validity of the sections in this Article 3 are waived by the Developer. The Developer further acknowledges that any covenant contained in this Article 3 may be enforced by injunction issued in any court having jurisdiction, and by the award of damages and any and all other relief allowed by law.

ARTICLE 4
TERM AND TERMINATION

4.1 Term

Subject to the terms and conditions of this Agreement, the term of the Developer's consulting services will be for a term of 10 months commencing July 1, 2001, unless the term is extended by written agreement of the Company and the Developer.

4.2 Notice of Intention

On or before that day which is two months before the end of the term of this Agreement, the Company will give notice in writing to the Developer of whether or not it intends to extend the term of the contract for a period beyond the term specified in section 4.1.

4.3 Termination by the Company With Cause

At any time, the Company may, without any further liability under this Agreement, immediately terminate the service of the Developer under this Agreement at any time for Cause. "Cause" will mean termination by notice from the Board of Directors of the Company, because of any one or more of the following (any one of which shall constitute "Cause"):

(a) the Developer's conviction of, or plea of nolo contendere to, a felony, indictable offence or crime involving moral turpitude;

(b) the Developer's personal dishonesty, incompetence, wilful misconduct or breach of fiduciary duty;

(c) the Developer's commission of an act involving gross negligence on the part of the Developer in the conduct of his duties under this Agreement; or

(d) a material breach of any provision of this Agreement by the Developer.

In the case of termination pursuant to this section, the Company will give to the Developer ten business days written notice and will make no further monthly payments under this Agreement.

4.4 Termination by the Company Without Cause

At any time, the Company may terminate the service of the Developer without Cause. In the event of such termination without Cause, the Company will pay to the Developer the total fee to be paid to the Developer under this Agreement.

4.5 Resignation by the Developer

At any time, the Developer may terminate his services under this Agreement on at least two months prior written notice to the Company.

4.6 Acknowledgement

The Developer acknowledges and agrees that the consideration specified in this Article 4 is inclusive of any and all compensation or payments including but not limited to vacation pay, benefits (other than benefits under benefit plans which have accrued to the Developer prior to termination, and provided such benefits can be continued at no cost to the Company), notice and pay in lieu of notice, termination pay or severance to which the Developer may be entitled under any law or legislation, provided that the Developer will also receive in addition to the amounts specified in this Article 4 any fees accrued and unpaid to the date of termination or resignation.

4.7 Release

The Developer acknowledges that the notice and pay in lieu of notice provided in this Article 4 is fair and reasonable and agrees that, on the termination of the services of the Developer by the Company or on any termination of this Agreement by the Developer, the Developer will have no action, cause of action, claim or demand against the Company, or the Directors, Officers, Developers or agents of the Company as a consequence of such termination. The Developer hereby releases and discharges the Company, and the Directors, Officers, Developers and agents of the Company from any liability other than the obligations of the Company under this Agreement.

ARTICLE 5
GENERAL

5.1 Arbitration

All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the Rules of the British Columbia International Commercial Arbitration Centre. The appointing authorities shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the BCICAC Rules". The place of arbitration shall be Vancouver, British Columbia, Canada.

5.2 Remedies not Exclusive

The remedies provided to the Developer, the Company under this Agreement are cumulative and not exclusive to each other, and no such remedy will be deemed or construed to affect any right to which the Developer, the Company is entitled to seek at law, in equity or by statute.

5.3 Assignment

This Agreement is not assignable by the Developer in whole or in part without the prior written consent of the Company. Any attempt by the Developer to assign any of the rights or to delegate any of the duties or obligations of this Agreement without such prior written consent is void.

5.4 Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

5.5 Waiver

No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

5.6 Enurement

Subject to the restrictions on transfer contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement on the dates stated below.

AI SOFTWARE INC.

Per:

/s/ John Carl Guterres
Signature

John Carl Guterres
Name

Secretary
Title

July 1, 2001
Date of Execution

SIGNED, SEALED & DELIVERED
by EMPIRE GROUP on the 27th day of June, 2001, in the presence of:

/s/ Talal Yassin
Signature of Witness

Name: Talal Yassin

Address: 1325 Cammeray Road

           West Vancouver, B.C.

Occupation: Businessman

) ) ) ) ) /s/ Mohanad Shurab ) MOHANAD SHURAB ) ) ) ) ) ) ) )

SCHEDULE "A"

BUSINESS PLAN FOR:
AI SOFTWARE INC.

EXHIBIT 23.1.1

DAVIDSON & COMPANY, Chartered Accountants
A Partnership of Incorporated Professionals

November 6, 2001

AI Software Inc.
1208 - 1030 West Georgia Street
Vancouver, BC
V6E 2Y3

Re: Form SB-2/A

Dear Sirs:

We refer to the Form SB-2/A Registration Statement of AI Software Inc. (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated August 16, 2001 in connection with the preparation of the Form SB-2/A. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement. We also consent to the reference to our firm under the caption "Experts".

/s/ Davidson & Company

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

EXHIBIT 99.2
CHARTERED ACCOUNTANTS OF BRITISH COLUMBIA

Institute of Chartered Accountants of British Columbia
5th Floor, 1133 Melville Street
Vancouver, British Columbia
V6E 4E5   Canada
Tel: 604-681-3254
Fax: 604-681-1523
Toll-Free in BC: 1 800 663 2677
Internet Web Site: http://www.ica.bc.ca

VIA FAX:  604 687 6172

01 November 2001

Davidson & Company
PO Box 10372
1200-609 Granville Street
Vancouver, BC
V7Y 1G6

To Whom It May Concern:

Re:    Good Standing

This will confirm that Davidson & Company of 1200-609 Granville Street, Vancouver, is licensed and the partners of the firm are in good standing with the Institute of Chartered Accountants of British Columbia.

Yours truly,

/s/ Michael R. Essex, C.A.

Michael R. Essex, C.A.
Director of Practice Review and Licensing